                                   Exhibit 4.7

THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE ACTS), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACTS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                  RENTECH, INC.

                           Convertible Promissory Note

$__________                                                 Denver, Colorado
                                                            January __, 2003

          RENTECH, INC., a Colorado corporation (the "Company"), for value received, hereby promises to pay to __________________________________ (the
"Holder"), the principal sum of _______________________________________________
Dollars and no/100 ($__________) or such lesser amount which shall from time to time be owing hereunder on account of advances made by Holder to or for the benefit or account of the Company, plus accrued interest and all other charges owed under the terms of this Note.

     Prior to maturity, interest shall accrue on the unpaid principal balance of the Note from the date of advance, at the rate of nine percent (9%) per annum. The unpaid principal balance and accrued interest of this Note shall be paid in one lump sum on January __, 2004, one year from the date of this Note (the "Due Date"). Payment shall be made to Holder at ____________________________________.
This Note shall be convertible into Common Stock of the Company based upon the terms and conditions that follow in this Note.

          1. Conversion into Common Stock; Conversion Price. During the first 120 days from the date of this Note, if the closing market price of the Common Stock of the Company is at least $1.00 per share for three consecutive trading days (as reported by Amex), the Holder may elect to convert into the unregistered Common Stock of the Company any or all of the unpaid principal balance and accrued interest due under this Note as of the date of conversion, rather than receiving cash. At any time after 120 days from the date of this Note, the Holder may elect to convert into the unregistered Common Stock of the Company any or all of the unpaid principal balance and accrued interest due under this Note as of the date of conversion, rather than receiving cash, without regard to the then current market price of the Common Stock of the Company. The Holder may elect to convert by transmitting a written request (the "Conversion Notice") to the Company requesting conversion of that part of the unpaid principal and accrued interest then due under the Note that the Holder elects to convert into Common Stock (the "Conversion Sum"). All accrued interest shall be converted before conversion of unpaid principal. If the Conversion Notice is submitted to the Company within the first 120 days from the date of this Note, the Holder shall identify in the Conversion Notice the dates on which the closing market price of the Common Stock of the Company was at least $1.00 for three consecutive trading days. The Conversion Sum shall be converted as of the date of the Conversion Notice into Common Stock of the Company at $.45 per share. After a conversion, the Company shall issue to the Holder restricted stock certificates representing the shares of Common Stock issuable to the Holder (the "Conversion Shares"), as promptly as practical. The Company will issue the certificates in accordance with Rule 144 promulgated by the Securities and Exchange Commission (SEC) under authority of the Securities Act of 1933, as amended (the "1933 Act"), and will cause the stock certificates to be delivered to Holder in its name at its address maintained on the Company's records.

     2. Prepayment. The Company may prepay this Note, in whole or in part, by payments of money, from time to time, without premium or penalty of any kind. Notice of prepayment shall be given by the Company in writing, mailed not less than ten (10) days prior to the date fixed for prepayment. The notice shall be mailed by certified mail, return receipt requested, to the Holder at its address of record or such address as it may from time to time furnish to the Company in writing. The notice shall specify the date fixed for prepayment and the amount to be prepaid. The prepayment shall be applied first to accrued and unpaid interest and the balance, if any, to principal. If this Note is called for prepayment, the Holder shall have the right to convert the outstanding balance of principal and interest of this Note into common stock of the Company as if the Note had not been called for prepayment, at any time up to and including, but not after, the date fixed for its prepayment, or if such date is a Saturday, Sunday or legal holiday, on the next succeeding business day, but not thereafter. If the Company defaults in the payment of any prepayment amount as to which it has given notice, the Holder may revoke any conversion election it made based on that notice.

     3. Transfers of Note. The Holder agrees that this Note may not be sold, pledged, hypothecated, converted, or otherwise disposed of, in whole or in part, except by succession of law, and then only in compliance with federal and applicable state securities laws.

     4. Registration Rights.

        4.1 Registration Statement. The Company agrees to include the Conversion Shares to be acquired upon conversion of this Note (the "Registration Shares") in its registration statement that it next files with the SEC relating to an offering for its own account or the account of others under the 1933 Act of its securities (other than on Form S-4 or Form S-8 or their then-equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefits plans). The Company shall file the registration statement with the SEC within sixty (60) days from the date of this Note, and will use its best efforts to cause the Registration Shares to be registered under the Securities Act of 1933, as amended (the Act), as soon as practical after filing the registration statement. The registration statement will include the Registration Shares as being offered for sale by Holder.

        4.2 Company's Undertakings. In furtherance of its undertaking to register the Registration Shares issued in accordance with the terms of this Note, the Company will:

            (a) Prepare and file with the SEC a registration statement including all of the Registration Shares and cause the registration statement to become and remain effective until the date that the Holder no longer owns any of the shares acquired under this Note or any right to acquire shares of common stock upon conversion of this Note; provided, however, the registration statement will not be kept effective, in any event, after all rights to acquire the Conversion Shares have terminated and the last of the shares that have been acquired are eligible for resale without restriction under the provisions of Rule 144(k).

            (b) Prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registration Shares owned by Holder.

            (d) Register or qualify the Holder's securities covered by the registration statement under such other securities or blue-sky laws of the jurisdictions that are reasonably appropriate for the distribution of those securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction, and further provided, that (anything in this Section 4.2(d) to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities are qualified requires that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

            (e) Maintain listing of the shares subject to registration hereunder on the American Stock Exchange or, in the event such listing is cancelled, to secure authorization and quotation of the shares for trading on the Nasdaq OTC Bulletin Board and to arrange for at least three market makers in the stock.

            (f) With a view to making available to Holder the benefits of Rule 144 (or its successor), the Company will make and keep available at all times public information as those terms are defined under Rule 144, file in a timely manner all reports and other documents required by the Company under the Securities Act of 1933 and the Securities Exchange Act of 1934, and furnish to the Holder upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and such further information as may be reasonably requested by Holder.

        4.3 Holder's Information. It shall be a condition precedent to the obligations to the Company to take any action that the Holder shall furnish to the Company such information regarding Holder, the Registration Shares held by Holder, and the intended method of disposition of those securities as the Company reasonably requests and as is required in connection with the action to be taken by the Company.

        4.4 Expenses of Registration. The Company shall bear all registration and qualification fees and expenses (excluding underwriter's discounts, commissions and expenses), and any additional costs and disbursements of counsel for the Company in connection with the registration.

        4.5 No Action to Delay Registration. Holder shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

           4.6 Indemnification.

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for it, and each such person, if any, who controls the Holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state in it a material fact required to be stated in it, or necessary to make the statements in it not misleading. The Company will also, to the extent permitted by law, reimburse the Holder, the underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability, or action indemnified against; provided, however, that the indemnity agreement contained in this Section 4.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with the registration by the Holder, underwriter, or controlling person, or any of them.

               (b) To the extent permitted by law, any Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as the losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state in it a material fact required to be stated in it or necessary to make the statements in it not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Section 4.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if the settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

               (c) Promptly after receipt by an indemnified party under this
Section 4.6 of notice of the commencement of any action, the indemnified party will, if a claim relating to the notice is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement of the action. The indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the indemnifying party of any liability to the indemnified party under this paragraph, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph.

      5. Representations of the Company. The Company represents and warrants to the Holder as of the date hereof that:

         5.1 Corporate Existence. The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado; (ii) has the power and authority to carry on its business as now conducted and to own or hold under lease the properties it purports to own or hold under lease; and (iii) is duly qualified, licensed or registered to transact its business in each jurisdiction in which failure to be so qualified, licensed or registered could or would have a material adverse effect on its business, assets, operations or financial condition.

         5.2 Corporate Authority. The Company has all requisite power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note has been specifically approved and issued pursuant to the authorization of the Board of Directors and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

         5.3 No Obligation Contravened. The execution, delivery and performance by the Company of this Note and the performance by the Company of its obligations hereunder do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Company and, except as contemplated in this Note, will not result in the imposition of any lien on any asset of the Company.

         5.4 Enforceability of Note. There is not pending, nor to the knowledge of the Company is there now threatened, any judicial, administrative, or arbitrable action, claim, suit, proceeding or investigation or other controversy which might affect the validity or enforceability of this Note or any action taken or to be taken in connection herewith or which, if adversely determined, would have a material and adverse effect on the Company or its business, assets, operations or financial condition.

      6. Events of Default. This Note shall become due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called "events of default," shall occur and is not cured within ten (10) days after the Company has received written notice from the Holder asserting that an event of default has occurred and specifying in detail the facts that are claimed to be an event of default:

         6.1 Default in Payment. Default in Company's obligation to make any payment required under this Note, when and as they become due and payable;

         6.2 Other Obligations. Failure of the Company to perform any of its obligations specified in this Note other than a payment default; provided, however, if any failure, other than a failure to pay money, is curable, it may be cured and no event of default will have occurred, if the Company, after receiving written notice from Lender specifying the events alleged to constitute a default: (a) cures the failure within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within ninety (90) days after notice is received.

         In case any one or more of the events of default specified above shall occur and are continuing after the written notice has been given to the Company as previously required and the Company has not cured the event of default within the time previously described, the Holder may proceed to enforce the payment of this Note.

      7. Miscellaneous.

         7.1 Ownership. The Company may consider and treat the person in whose name this Note is registered as the absolute owner thereof for all purposes whatsoever (whether or not payment of this Note is overdue) and the Company shall not be affected by any notice to the contrary. This Note shall be registered on the books of the Company as to both principal and interest. The transfer of the Note may be effected only by the Holder, or by transfer by operation of law, if accompanied by evidence satisfactory to the Company substantiating the transfer and complying with Rule 144. Communications sent to the registered Holder shall be effective as against all Holders or transferees of the Note who are not registered on the Company's books at the time of sending the communications regarding transfer.

         7.2 No Shareholder Rights. The Holder shall not, by virtue of this Note, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

         7.3 No Individual Recourse. No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present, or future stockholder, officer, director, employee, or agent of the Company or of any successor corporation, either directly or through the Company or any successor corporation, all such liability of the incorporators, stockholders, officers, directors, employees, and agents being hereby waived, released, and surrendered by the Holder hereof by the acceptance of this Note.

         7.4 Binding Effect. This Note shall be binding upon, and enforceable by and against the Company, and its permitted successors and assigns. By accepting this Note, the Holder agrees to be bound by the terms hereof, and the Note shall be binding upon, and enforceable by and against the Holder, and its permitted successors and assigns.

         7.5 Collection; Attorneys Fees. In the event this Note is placed in the hands of an attorney for collection following the occurrence of an event of default, the Company agrees to pay all costs of collection incurred by the Holder including reasonable attorneys' fees and costs even if a lawsuit is not filed. In the event the maturity of the Notes is accelerated as provided in this Note as a result of the occurrence of an event of default, then after written notice by Holder to the Company demanding payment, this Note shall thereafter bear interest at the rate of 11% per annum until the event of default is waived or cured. In any litigation arising out of the terms of this Note, the prevailing party shall be entitled to recover reasonable attorneys fees at trial and on any appeal.

      8. Choice of Law; Jurisdiction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REFERENCE TO ITS RULES RELATING TO CONFLICTS OF LAW. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF DENVER, COLORADO, AND AGREE AND CONSENT THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE OR ANY OTHER RELATIONSHIP BETWEEN HOLDER AND THE COMPANY BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER RELATIONSHIP BETWEEN HOLDER AND THE COMPANY SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF DENVER, COLORADO HAVING JURISDICTION UNLESS THE COMPANY SHALL ELECT OTHERWISE. THE HOLDER AND THE COMPANY HEREBY WAIVE ANY CLAIM, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT SUCH VENUE IS IMPROPER.

      9. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service); or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested; in all cases, addressed to each party at the following address. All notices, requests, and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment, or other evidence of actual receipt or delivery to the address specified above. Notice sent by facsimile shall be deemed given on the date printed by the sender's facsimile machine confirming receipt of the facsimile by the other party's facsimile machine. Any party hereto may from time to time, by notice in writing served as set forth previously, designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

         Company:                                Holder:
         -------                                 ------
         Rentech, Inc.
         1331 17/th/ Street, Suite 720
         Denver, Colorado 80202
         Attention: Ronald C. Butz,
         Chief Operating Officer

         10. No Third-Party Beneficiaries. This Note does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Note.

         11. Entire Agreement. This Note (including any exhibits hereto) and the agreements, documents, and instruments to be signed and delivered pursuant hereto or thereto, embodies the final, complete and exclusive agreement among the parties with respect to the subject matter of this Note and related transactions; supersedes all prior agreements, understandings, and representations, written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding, or representation, whether written or oral. No change or modification to this Note shall be valid unless in writing and signed by the parties hereto.

                          RENTECH, INC.


                          By: ____________________________________________
                              Ronald C. Butz, Vice President - Legal